UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices)

+353 1 6960000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, none of the nominees to the Board of Directors (the “Board”) of Mallinckrodt plc, an Irish public limited company (“Mallinckrodt” or the “Company”) received a majority of votes cast in favor of their re-election. Accordingly, under the Company’s Articles of Association, Carlos V. Paya, M.D. and JoAnn A. Reed, who received the greatest votes in favor of their re-election, continued to hold office until their replacements were appointed.

On August 13, 2021, following the conclusion of the 2021 Annual General Meeting, Carlos V. Paya, M.D. and JoAnn A. Reed appointed each of David R. Carlucci, J. Martin Carroll, Paul R. Carter, David Y. Norton, Angus C. Russell, Mark C. Trudeau, Anne C. Whitaker and Kneeland C. Youngblood, M.D. to serve as a director on the Board and the committee positions set forth below and to hold office until the earlier of the Company’s next Annual General Meeting and the director’s death, retirement, resignation, or removal. The Board then confirmed and ratified the appointment of each of Carlos V. Paya, M.D. and JoAnn A. Reed to serve as a director on the Board and the committee positions set forth below and to hold office until the earlier of the Company’s next Annual General Meeting and the director’s death, retirement, resignation, or removal. In addition, Angus C. Russell was re-appointed to serve as Chairman of the Board and will hold such office until the earlier of the Company’s next Annual General Meeting and Mr. Russell’s death, retirement, resignation, or removal. The information set forth in the Proxy Statement (as defined below) under the captions “Compensation of Non-Employee Directors,” “Compensation of Executive Officers”, “Security Ownership and Reporting”, “Equity Compensation Plan Information” and “Directors Nominated for Election — Proposals 1(a) through 1(j)”, is incorporated herein by reference.

Director Name	Audit Committee	Governance and Compliance Committee	Human Resources and Compensation Committee	Science and Technology Committee

David R. Carlucci			Member

J. Martin Carroll		Chair	Member

Paul R. Carter	Member			Member

David Y. Norton			Chair

Carlos V. Paya, M.D.		Member		Chair

JoAnn A. Reed	Chair

Angus C. Russell	Member			Member

Anne C. Whitaker			Member

Kneeland C. Youngblood, M.D.		Member

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Each of the items listed below was submitted to a vote of shareholders at the 2021 Annual General Meeting on August 13, 2021 and is described in more detail in Mallinckrodt’s definitive proxy statement for the 2021 Annual General Meeting filed by the Company with the Securities and Exchange Commission on July 2, 2021 (the “Proxy Statement”). The final results for each of the matters submitted to a vote of shareholders are as follows:

Proposal 1. To elect ten directors to hold office until the Company’s next Annual General Meeting:

Nominees		For	Against	Abstain	Broker Non-Votes

(a)	David R. Carlucci	3,432,007	7,242,543	309,383	34,559,443

(b)	J. Martin Carroll	3,423,935	7,249,527	310,471	34,559,443

(c)	Paul R. Carter	3,658,150	6,991,963	333,820	34,559,443

(d)	David Y. Norton	3,431,745	7,213,466	338,722	34,559,443

(e)	Carlos V. Paya, M.D.	3,666,678	6,981,438	335,817	34,559,443

(f)	JoAnn A. Reed	3,692,055	6,949,228	342,650	34,559,443

(g)	Angus C. Russell	3,282,877	7,387,618	313,438	34,559,443

(h)	Mark C. Trudeau	3,478,254	7,193,804	311,875	34,559,443

(i)	Anne C. Whitaker	3,438,642	7,202,668	342,623	34,559,443

(j)	Kneeland C. Youngblood, M.D.	3,534,644	7,114,884	334,405	34,559,443

Proposal 2. To approve in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the auditors’ remuneration:

For:	Against:	Abstain:	Broker Non-Votes:
28,859,665	16,304,568	379,143	0

Proposal 3. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers described in the Proxy Statement:

For:	Against:	Abstain:	Broker Non-Votes:
2,510,675	8,159,759	313,499	34,559,443

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Stephanie D. Miller
Stephanie D. Miller
Vice President, General Counsel, International and Corporate Secretary

Date: August 13, 2021

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